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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              -----------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



             Date of Report: (Date of earliest event reported):  August 5, 1997
                                                                 --------------

                        TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                          (State or other jurisdiction
                               of incorporation)

          1-12574                                       13-3532643
  (Commission File Number)                   (IRS Employer Identification No.)



  7000 FANNIN, SUITE 1920, HOUSTON, TEXAS                    77030
  (Address of principal executive offices)                 (Zip Code)



      Registrant's telephone number, including area code (713)796-8822
                                                         -------------

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.

    Mitsubishi

         Texas Biotechnology Corporation ("TBC") has entered into an agreement with Mitsubishi Chemical Corporation ("Mitsubishi") to license
    Mitsubishi's rights and technology relating to NOVASTAN(R) and to license Mitsubishi's own proprietary technology developed with respect to NOVASTAN(R) (the "Mitsubishi Agreement"). Under the Mitsubishi Agreement, the Company has an exclusive license to use and sell NOVASTAN(R) in the United States ("U.S.") and Canada for all cardiovascular, renal, neurological and immunological purposes other than use for the coating of stents. The Company is required to pay Mitsubishi specified royalties on net sales of NOVASTAN(R) by the Company and its sublicensees after its commercial introduction in the U.S. and Canada. Either party may terminate the Mitsubishi Agreement on 60 days notice if the other party defaults in its material obligations under the agreement, declares bankruptcy or is insolvent, or if a substantial portion of its property is subject to levy. Unless terminated sooner pursuant to the above described termination provisions, the Mitsubishi Agreement expires on the later of termination of patent rights in a particular country or 20 years after first commercial sale of products in a particular country. Under the Mitsubishi Agreement, TBC has access to an improved formulation patent granted in the U.S. in 1993 which expires in 2010 and a use patent in the U.S. which expires in 2009. The Company has agreed to pay a consultant involved in the negotiation of these agreements a royalty based on net sales of products.

    SmithKline

         In connection with TBC's development and commercialization of NOVASTA(R), on August 5, 1997, TBC entered into the Product Development, License and Co-Promotion Agreement ("SmithKline Agreement") whereby SmithKline Beecham plc ("SmithKline") was granted an exclusive sublicense in the U.S. and Canada for the indications of NOVASTAN(R) that TBC has licensed from Mitsubishi. SmithKline has paid $8.5 million in upfront license fees and has agreed to pay up to $20.0 million in additional milestone payments based on the clinical development and U.S. Food and Drug Administration approval of NOVASTAN(R) for the indications of heparin-induced thrombocytopenia ("HIT"), HIT with thrombosis syndrome ("HITTS") and acute myocardial infarction ("AMI"). TBC will be responsible for completing the ongoing HIT/HITTS clinical trials, with SmithKline providing 60% of the funding for any additional HIT/HITTS trials (except that SmithKline will pay 100% of the costs of certain Phase IV trials, if such trials are needed). SmithKline will be responsible for the marketing of NOVASTAN(R) in the licensed territory for those indications which SmithKline agrees to develop, subject to TBC's rights to use its own sales force to co-promote NOVASTAN(R) on a profit sharing basis following the regulatory approval of NOVASTAN(R) for an additional indication beyond HIT.




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         The parties have also formed a joint development committee to analyze the development of additional NOVASTAN(R) indications (such as AMI and stroke) covered by TBC's license from Mitsubishi to be funded 60% by SmithKline. TBC and SmithKline have agreed to make a determination to pursue the AMI indication within three months after TBC has received data from the AMI clinical trials (in a form practical for evaluation) being performed by Synthelabo S.A., the pharmaceutical division of L'Oreal S.A. TBC and SmithKline have also agreed to decide to pursue the stroke indication by November 1998. SmithKline has the exclusive right to commercialize all products arising out of the collaboration, subject to the obligation to pay royalties on net sales to TBC and to the rights of TBC to co-promote these products through its own sales force in certain circumstances. TBC will retain the rights to any indications which SmithKline determines it does not wish to pursue, subject to the requirement that TBC may not grant marketing rights to any third parties and must use its own sales force to commercialize any such indications.
    Any indications which TBC and SmithKline elect not to develop will be returned to Mitsubishi, subject to the rights of SmithKline and TBC to commercialize these indications at their election, with SmithKline having the first opportunity to commercialize. Mitsubishi may also request the joint development committee to develop new indications inside or outside the licensed field of use, and if the joint development committee determines that it does not want to proceed with any such indication, all rights under the Mitsubishi Agreement regarding such indication will revert to Mitsubishi subject to the right of SmithKline and TBC to commercialize the indication, with SmithKline having the first opportunity to commercialize.

         The SmithKline Agreement generally terminates on a country by country basis upon the earlier of the termination of TBC's rights under the Mitsubishi Agreement, the expiration of applicable patent rights or, in the case of certain royalty payments, the commencement of substantial third-party competition. SmithKline also has the right to terminate the agreement on a country by country basis by giving TBC at least three months written notice based on a reasonable determination by SmithKline that the commercial profile of the product in question would not justify continued development or marketing in that country. In addition, either party may terminate the SmithKline Agreement on 60 days notice if the other party defaults in its obligations under the agreement, declares bankruptcy or is insolvent. The Company has agreed to pay an agent involved in the negotiation of the SmithKline Agreement a fee based on a percentage of all consideration received by TBC including royalties.

         At present, Mitsubishi is the only manufacturer of NOVASTAN(R), and has entered into the Mitsubishi Supply Agreement with SmithKline to supply NOVASTAN(R) in bulk in order to meet SmithKline's and TBC's needs under the SmithKline Agreement. Should Mitsubishi fail during any consecutive nine-month period to supply SmithKline at least 80% of its requirements, and such requirements cannot be satisfied by existing inventories, the Mitsubishi Supply Agreement provides for the nonexclusive transfer of the production technology to SmithKline. If SmithKline cannot commence manufacturing of




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    NOVASTAN(R) in a timely manner or if alternate sources of supply are unavailable or uneconomic, the Company's results of operations would be materially and adversely affected.

         In connection with the execution of the SmithKline Agreement, and pursuant to the terms and conditions of the Common Stock Purchase Agreement, dated August 5, 1997, between TBC and SmithKline, SmithKline purchased 176,922 shares of TBC's common stock, par value $.005 per share (the "Common Stock"), for $1.0 million and agreed to purchase, at TBC's option, an additional $2.0 million in Common Stock on or before August 5, 1998, based on the average trading price for the Common Stock for the period beginning ten days before and ending on the ninth day after TBC's exercise of the option. TBC granted limited piggyback registration rights regarding these shares which expire when the shares may be sold pursuant to Rule 144(k) under the Securities Act of 1933, as amended.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a)  Financial Statements of Business Acquired:    Not Applicable.

    (b)  Pro Forma Financial Information:    Not Applicable.

    (c)  Exhibits:

    The following exhibits are filed with this report on Form 8-K:

         99.1 Agreement between Mitsubishi Chemical Corporation, Texas Biotechnology Corporation and SmithKline Beecham plc dated August 5, 1997.

         99.2 Product Development, License and Co-Promotion Agreement between Texas Biotechnology Corporation and SmithKline Beecham plc dated August 5, 1997.

         99.3 Common Stock Purchase Agreement between Texas Biotechnology Corporation and SmithKline Beecham plc dated August 5, 1997.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TEXAS BIOTECHNOLOGY CORPORATION


                                        By: /s/ Stephen L. Mueller
                                            -----------------------------------
                                            Stephen L. Mueller,
                                            Vice President of Administration,
                                            Secretary and Treasurer

Date: August 25, 1997



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                                  EXHIBIT LIST


 Exhibit No.   Document
 -----------   --------
 99.1          Agreement between Texas Biotechnology  Corporation, Mitsubishi
               Chemical Corporation and SmithKline Beecham plc dated
               August 5, 1997.

 99.2 Product Development, License and Co-Promotion Agreement between Texas Biotechnology Corporation and SmithKline Beecham plc dated August 5, 1997.

 99.3          Common Stock Purchase Agreement between Texas Biotechnology
               Corporation and SmithKline Beecham plc dated August 5, 1997.




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